PRICEWATERHOUSECOOPERS LLP

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                                        PricewaterhouseCoopers LLP
                                        PricewaterhouseCoopers Center
                                        300 Madison Avenue
                                        New York, NY 10017
                                        Telephone (646) 471 3000
                                        Facsimile (813) 286 6000



June 23, 2006


Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.  20549


Commissioners:

We have read the statements made by FMS Financial Corporation (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of FMS Financial Corporation dated June 19, 2006. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,




/s/PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP